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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectuses of NationsBank Corporation dated May 19, 1998 of our report dated January 20, 1998, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

San Francisco, California
May 15, 1998